CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 46 to the registration statement on Form N-1A (File No. 333-515) ("Registration Statement") of our report dated August 9, 2001, relating to the financial statements and financial highlights appearing in the June 30, 2001, Annual Report of Putnam Equity Fund 98, our report dated August 10, 2001, relating to the financial statements and financial highlights appearing in the June 30, 2001, Annual Report of Putnam International Growth and Income Fund, and our report dated August 13, 2001, relating to the financial statements and financial highlights appearing in the June 30, 2001, Annual Report of Putnam New Century Growth Fund, respectively, each a series of Putnam Funds Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 24, 2001